SECOND AMENDMENT

TO

FINANCING AGREEMENT

THIS SECOND AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of September 12, 2008 (the “Effective Date”), by and between ENVIRONMENTAL QUALITY MANAGEMENT, INC., an Ohio corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”), is as follows:

Preliminary Statements

A.           Borrower and Bank are parties to a Financing Agreement dated as of October 31, 2006, as amended by the First Amendment to Financing Agreement dated as of October 1, 2007 (as amended, the “Financing Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Financing Agreement.

B.           Borrower has requested that Bank (i) consent to, among other things, the EQE Acquisition; (ii) waive certain existing Events of Default arising from violations of Financial Covenants for the period ending March 31, 2008, the failure of Borrower to timely furnish to Bank unqualified audited financial statements for the Fiscal Years ended on December 31, 2006 and December 31, 2007 and arising from the creation of a Subsidiary without the prior written consent of Bank; and (iii) make certain other changes to the Financing Agreement, all as more specifically set forth herein.

C.           Bank is willing to consent to such requests and so amend the Financing Agreement, all as contemplated by the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

In consideration of the covenants, agreements, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.           Amendment to Financing Agreement. Subject to the satisfaction of the conditions of this Amendment, the Financing Agreement is hereby amended as follows:

1.1           Section 1.1 of the Financing Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their respective entireties as follows:

“EQE Acquisition” means the acquisition by Borrower of all of the Capital Stock of EQE owned by EQE Sellers, all in accordance with, and pursuant to the terms of, the EQE Acquisition Documents.

“EQE Acquisition Agreements” means, collectively, (i) the Purchase Agreement between Daniel J. Tis and Borrower and (ii) the Purchase Agreement between Richard E. Trzcinski and Borrower.

“EQE Acquisition Documents” means the EQE Acquisition Agreements, the EQE Notes, the EQE Pledge Agreements and all other documents, instruments, and agreements executed and/or delivered by any of the parties to the EQE Acquisition Agreements in connection with the EQE Acquisition.

“EQE Acquisition Debt” means, collectively, (i) the Indebtedness evidenced by the EQE Notes and (ii) all other Indebtedness, now or in the future existing and whether consisting of any principal, interest, fees, expenses (including attorneys’ fees), indemnities, charges or other sums owed by Borrower to any EQE Seller in connection with the EQE Acquisition Documents, however any of that Indebtedness may be evidenced or acquired, such amounts in (i) and (ii) as now exists or may, after the date of this Agreement, be renewed, extended, consolidated, adjusted or increased subject to the terms of this Agreement.

“EQE Acquisition Debt Default” means any of the following (or any combination of the following): (a) the occurrence and continuance of a default or breach by Borrower of or under any of the EQE Acquisition Documents, after the lapse of any applicable notice and cure periods, that would permit any EQE Seller to accelerate the maturity of any of the EQE Acquisition Debt, or (b) any acceleration of any of the EQE Acquisition Debt.

“EQE Notes” means (i) the Promissory Note in the original principal amount of $125,000 made by Borrower to the order of Daniel J. Tis and (ii) the Promissory Note in the original principal amount of $125,000 made by Borrower to the order of Richard E. Trzcinski.

“EQE Pledge Agreements” means (i) the Security Agreement between Borrower and Daniel J. Tis relating to the pledge of 75 Class B Units of EQE and (ii) the Security Agreement between Borrower and Richard E. Trzcinski relating to the pledge of 75 Class B Units of EQE.

“EQE Sellers” means each of, and collectively, (i) Daniel J. Tis and (ii) Richard E. Trzcinski.

1.2           The first sentence of Section 8.7 of the Financing Agreement, commencing with the clause “Promptly when available”, is hereby amended in its entirety by substituting the following in its place:

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“Promptly when available and in any event not later than (A) August 8, 2008 with respect to Borrower’s Fiscal Year ending on December 31, 2006, (B) September 30, 2008 with respect to Borrower’s Fiscal Year ending on December 31, 2007, and (C) 120 days after the end of each of Borrower’s Fiscal Years occurring after December 31, 2007, Borrower shall submit to Bank consolidated financial statements showing its financial condition, the results of its operations, a balance sheet and related statements of income, stockholders’ equity, and changes in its cash flows and financial position for the year then ended.”

1.3           A new Section 10.30 is added to the Financing Agreement immediately following Section 10.29 as follows:

10.30   Payments on EQE Acquisition Debt; Amendments. Borrower will not (a) make any payment (including any principal, premium, interest, fee or charge) with respect to any EQE Acquisition Debt except as expressly permitted by the EQE Acquisition Documents, (b) repurchase or acquire for value any of the EQE Acquisition Debt or (c) amend, or consent to any amendment to, the EQE Acquisition Documents, or any one or more thereof.

1.4           Section 12.1(i) of the Financing Agreement is hereby amended by the addition of new clause (s) in its proper alphabetical order, to provide in its entirety as follows:

(t)          There occurs a EQE Acquisition Debt Default which has not been waived in writing by the applicable EQE Seller.

1.5           Schedule 9.17 to the Financing Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 9.17 in its place.

2.          Conditions. As a condition precedent to the effectiveness of this Amendment and the consents delineated in Section 14 of this Amendment, with the signing of this Amendment, Borrower will deliver, or cause to be delivered, to Bank: (i) a copy, certified by the Secretary of Borrower, of resolutions of the Board of Directors of Borrower, authorizing the execution of this Amendment and all other documents executed in connection herewith, which certificate and resolutions will be in form and substance satisfactory to Bank and (ii) such other documents, instruments, and agreements deemed necessary by Bank to effect the amendments to Borrower’s credit facilities with Bank contemplated by this Amendment.

3.          Intentionally Left Blank.

4.          Representations. To induce Bank to accept this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

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4.2           This Amendment constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

4.3           Borrower’s representations and warranties contained in the Loan Documents are complete and correct in all material respects as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment (except where such representations and warranties speak solely as of an earlier date), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Financing Agreement.

4.4           No Event of Default has occurred and is continuing under the Financing Agreement, other than the Existing Defaults (as defined below).

4.5           As of the closing of the EQE Acquisition:

(i)          Borrower and the EQE Sellers each will have adequate power and authority and have full legal right to enter into each of the EQE Acquisition Documents to which he or it is a party, and to perform, observe and comply with his or its agreements and obligations under each of the EQE Acquisition Documents. The EQE Acquisition Documents are valid and binding obligations of Borrower and the EQE Sellers enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

(ii)         The execution and delivery by Borrower and the EQE Sellers of the EQE Acquisition Documents to which each is a party, the performance by Borrower and the EQE Sellers of their respective agreements and obligations under the EQE Acquisition Documents to which he or it is a party, and the consummation of the EQE Acquisition pursuant to the EQE Acquisition Agreements will have been duly authorized by all necessary corporate action on the part of Borrower and do not and will not: (a) contravene any provision of Borrower’s Articles of Incorporation, Code of Regulations or shareholder agreement; (b) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the property of Borrower under, any Applicable Agreement; (c) violate or contravene any provision of any law, rule or regulation or any order or ruling thereunder or any decree, order or judgment of any Governmental Authority which would reasonably be expected to have a Material Adverse Effect; (d) require any waivers, consents or approvals by any of the creditors or trustees for creditors of Borrower or any other Person except those waivers, consents, or approvals which are obtained as of the Effective Date or which are not required to consummate the EQE Acquisition; or (e) require any Person to make any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules of the Federal Trade Commission thereunder.

(iii)        There are no proceedings pending or, to the knowledge of Borrower, threatened, against Borrower or any shareholder of Borrower which call into question the validity or enforceability of any of the EQE Acquisition Documents.

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(iv)         Pursuant to the EQE Acquisition Documents, Borrower will become the owner, free and clear of any Liens (except any Permitted Liens) of all of the Capital Stock of EQE. All consents and approvals of, and filings and permits with, and all other actions in respect of, all Governmental Authorities required in order to consummate the EQE Acquisition in accordance with the terms and conditions of the EQE Acquisition Documents and all applicable laws have been, or prior to the time required, will have been, obtained, given, filed, taken or waived, and are in full force and effect. All applicable waiting periods with respect thereto have, or prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the EQE Acquisition.

5.          Costs and Expenses. As a condition of this Amendment, Borrower will promptly on demand pay or reimburse Bank for the costs and expenses incurred by Bank in connection with this Amendment, including, without limitation, Attorneys’ Fees.

6.          Release. Borrower hereby releases Bank from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Bank of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

7.          Default. Any default by Borrower in the performance of Borrower’s obligations under this Amendment shall constitute an Event of Default under the Financing Agreement.

8.          Continuing Effect of the Financing Agreement; Security. Except as expressly amended hereby, all of the provisions of the Financing Agreement are ratified and confirmed and remain in full force and effect. Borrower and Bank hereby expressly intend that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Loan Documents. Borrower ratifies and reaffirms any and all grants of Liens to Bank on the Loan Collateral as security for the Obligations, and Borrower acknowledges and confirms that the grants of the Liens to Bank on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

9.          One Agreement; References; Fax Signature. The Financing Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Financing Agreement will be deemed to be references to the Financing Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution thereof, and if so signed, (i) may be relied on by each party as if the documents were a manually signed original and (ii) will be binding on each party for all purposes.

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10.         Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

11.         Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

12.         Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

13.         Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

14.         Consents of Bank. Borrower has requested that Bank consent to (i) the EQE Acquisition (as defined in Section 1.1 of this Amendment), as required under Sections 10.16, 10.17 and 10.22 of the Financing Agreement, (ii) the EQE Acquisition Debt (as defined in Section 1.1 of this Amendment), as required under Section 10.10 of the Financing Agreement, (iii) the grant of a Lien to each EQE Seller (as defined in Section 1.1 of this Amendment) in 75 of the Class B Units of EQE (collectively, the “EQE Pledges”) and (iv) the formation of EQ Acquisition, LLC, a California limited liability company (“EQA”) as required under Section 10.17 of the Financing Agreement. Subject to the terms, and on the conditions, of this Amendment, Bank hereby consents to the EQE Acquisition, the EQE Acquisition Debt, and the formation of EQA; provided that Bank’s consent to the EQE Acquisition, the EQE Acquisition Debt and the EQE Pledges is conditioned on the EQE Acquisition being consummated on or prior to October 31, 2008 and to (a) certification of 100% of the Capital Stock of EQE and delivery to Bank of the original certificates, together with a ownership interest power, representing all of the Capital Stock of EQE, other than the Capital Stock subject to the EQE Pledges, (b) receipt by Bank of such other documents, instruments, and agreements deemed necessary by Bank, including certified copies of the Operating Agreement of EQE, the Articles of Organization of EQE and the EQE Acquisition Documents in form and substance satisfactory to Bank, and substantially in the form presented to Bank prior to the Effective Date, with changes as requested by Bank’s counsel prior to the Effective Date, and (c) evidence that the Capital Stock of EQE (as defined in Section 1.1 of this Amendment) owned by EQE Sellers (as defined in Section 1.1 of this Amendment), will be purchased by Borrower free and clear of all Liens, other than the EQE Pledges. The consents provided in this Section 14, either alone or together with other consents which Bank may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Bank to consent to any other (1) purchase or acquisition of the Capital Stock or assets of, or investment in, any Person otherwise prohibited by the Financing Agreement or (2) incurrence of Indebtedness otherwise prohibited by the Financing Agreement, in any case past, present or future, other than those specifically consented to by this Amendment, or reduce, restrict or in any way affect the discretion of Bank in considering any future consent requested by Borrower.

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15.         Waiver of Certain Defaults; Reservation of Rights on Certain Default. Certain Events of Default have occurred (i) under Section 8.7 of the Financing Agreement as a result of Borrower’s failure to timely furnish to Bank (a) on or before October 31, 2007, unqualified audited financial statements for the Fiscal Year ended on December 31, 2006 and (b) on or before April 29, 2008, unqualified audited financial statements for the Fiscal Year ended on December 31, 2007 (the “Financial Statement Defaults”), (ii) under Section 10.28 as a result of the violation of the Fixed Charge Coverage Ratio (as defined in Exhibit F to the Financing Agreement) for the Fiscal Quarter ended March 31, 2008 (the “Financial Covenant Default”) and (iii) the formation of EQA without the prior written consent of Bank (the “Formation Default”) (the Financial Statement Defaults, the Financial Covenant Defaults and the Formation Default being, collectively, the “Existing Defaults”). Borrower has requested that Bank waive the Existing Defaults. Bank hereby waives the Existing Defaults. The waivers provided in this Section 15, either alone or together with other waivers which Bank may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Bank to waive any Event of Default, past, present or future, other than that specifically waived by this Amendment, or reduce, restrict or in any way affect the discretion of Bank in considering any future waiver requested by Borrower. The foregoing Events of Default are not intended to be a complete list of all Events of Default now existing or having previously occurred and will not be deemed to limit or estop Bank from exercising any rights or remedies with respect to any such other Event of Default. Borrower acknowledges that an Event of Default exists under Section 10.28 as a result of the violation of the Fixed Charge Coverage Ratio (as defined in Exhibit F to the Financing Agreement) for the Fiscal Quarter ended June 30, 2008 (the “June FCCR Default”). With respect to the June FCCR Default, the June FCCR Default is not being waived, and Bank reserves all of its rights and remedies under the Loan Documents, at law and in equity, in respect of the June FCCR Default.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed by Borrower as of the Effective Date.

ENVIRONMENTAL QUALITY
MANAGEMENT, INC.

By:	/s/ Jack S. Greber .
Jack S. Greber, President

Accepted at Cincinnati, Ohio

as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joseph J. Scaglione
Joseph J. Scaglione, Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO FINANCING AGREEMENT

(Environmental Quality Management, Inc.)

SCHEDULE 9.17

AFFILIATES

Subsidiary	Entity Type	Place of Formation

EQ Engineers, LLC	Limited Liability Company	State of Indiana

EQ Engineers Slovakia, s.r.o	Limited Liability Company	Slovakia

EQ Acquisition, LLC	Limited Liability Company	California

AFFILIATE TRANSACTIONS

Permitted Intercompany Advances